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                         PROFESSIONAL SERVICES AGREEMENT

          PROFESSIONAL SERVICES AGREEMENT ("Agreement"), dated as of January 24, 1994, by and between Golder, Thoma, Cressey, Rauner, Inc., a Delaware Corporation ("GTCR"), and USAI Acquisition Corp., a Delaware corporation (the "Company").

          WHEREAS, Golder, Thoma, Cressey, Rauner Fund IV Limited partnership, an Illinois limited partnership ("Purchaser"), of which GTCR is the general partner, will purchase (the "Investment") pursuant to that certain Equity Purchase Agreement (the "Purchase Agreement") of even date herewith between the Company and Purchaser a portion of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Preferred Stock, par value $. 01 per share (the "Preferred Stock");

          WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

          WHEREAS, in connection with the Investment, GTCR is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived here from, GTCR and the Company hereby agree as follows:

          1. ENGAGEMENT. The Company hereby engages GTCR as a financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

          2. SERVICES OF GTCR. GTCR hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

          (i)   corporate strategy;

          (ii)  budgeting of future corporate investments;

          (iii) acquisition and divestiture strategies; and

          (iv)  debt and equity financings.

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          3.    PERSONNEL.  GTCR shall provide and devote to the performance of this Agreement such partners, employees and agents of GTC as GTC shall deem appropriate for the furnishing of the services required thereby.

          4. INVESTMENT FEE. At the time of any purchase of Common Stock or Preferred Stock by Purchaser pursuant to Sections 1B(i), 1B(ii) or 1B(iii) of the Purchase Agreement, the Company shall pay to GTCR an investment fee in immediately available funds equal to one percent (1%) of the purchase price paid to the Company in connection with such purchase.

          5. MANAGEMENT FEE. The Company shall pay to GTCR on January 31, April 30, July 31 and October 31 of each year, commencing January 31, 1994, a management fee equal to one-quarter of one percent (0.25%) of the aggregate purchase price then paid pursuant to Sections 1B(i), 1B(ii) and 1B(iii) of the Purchase Agreement; provided, however, such management fee will not exceed $150,000 in any calendar year.

          6. EXPENSES. The Company shall promptly reimburse GTC for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by GTCR, its directors, officers and employees in connection with the Closing (as defined in the Purchase Agreement) and in connection with the rendering of services hereunder.

          7. TERM. This Agreement will continue from the date hereof until Purchaser ceases to own at least 50% of the Investor Stock (as defined in the Purchase Agreement). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

          8. LIABILITY. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of GTCR.

          9. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

          10. GTCR AN INDEPENDENT CONTRACTOR. GTCR and the Company agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

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          11.   NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

          If to GTCR:

                Golder, Thoma, Cressey, Rauner, Inc.
                120 S. LaSalle St.
                Chicago, IL 60603
                Attention:    Bruce V. Rauner
                              David A. Donnini

                WITH A COPY TO:

                Kirkland & Ellis
                200 East Randolph Drive
                Chicago, IL 60601
                Attention:    Kevin R. Evanich
                              John A. Schoenfeld

          If to the Company:

                USAI Acquisition Corp.
                400-3 College Avenue
                Clemson, SC 29631
                Attention:  President

          12. ENTIRE AGREEMENT: MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof.

          13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

          14. ASSIGNMENT. Neither GTCR nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other.

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          15.   SUCCESSORS.  This Agreement and all the obligations and
benefits hereunder shall inure to the successors and permitted assigns of the parties.

          16. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

          17. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                            *    *    *    *    *









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          IN WITNESS WHEREOF, GTCR and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                              GOLDER, THOMA, CRESSEY RAUNER, INC.

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------

                              USAI ACQUISITION CORP.

                              By:
                                 --------------------------------

                              Its:
                                  -------------------------------







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          IN WITNESS WHEREOF, GTCR and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                              GOLDER, THOMA, CRESSEY RAUNER, INC.

                              By: /s/ Bruce Rauner
                                 --------------------------------

                              Its:
                                  -------------------------------

                              USAI ACQUISITION CORP.

                              By: /s/ James A. Harris
                                 --------------------------------

                              Its:
                                  -------------------------------




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